SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934



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Check the appropriate box:
         [ ]  Preliminary proxy statement
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              Rule 14a-6(e)(2))
         [ ]  Definitive proxy statement
         [ ]  Definitive additional materials
         [X] Soliciting material pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           DRAGON PHARMACEUTICAL, INC.
                           --------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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               0-11.

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                    applies:
                            -------------------------------------------------

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                    applies:
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               3)   Per  unit  price or other  underlying  value of  transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                        ---------------------------------------

               4)   Proposed maximum aggregate value of transaction:
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               5)   Total fee paid: --------------------------------------------

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
[Dragon Pharmaceutical's
Logo]

                 Dragon Announces Update on the Letter of Intent
                    to Merge with Oriental Wave Holding Ltd.

Vancouver,  British Columbia -April 13, 2004 - Dragon  Pharmaceutical Inc. (TSX:
DDD, OTC BB: DRUG) ("Dragon") today updates its previously announced Letter of Intent to merge with Oriental Wave Holding Limited ("Oriental Wave").

Oriental Wave's auditor, an accounting firm registered with the Public Company Accounting Oversight Board, has completed its audit and issued its report on Oriental Wave's 2003 financial statements. Oriental Wave's consolidated revenues and earnings were US$26 million and US$7.5 million for the year ended December 31, 2003. Revenues primarily consisted of sales by Oriental Wave's Chemical Drug division. In January 2004, Oriental Wave's Clavulanic Acid facility of the Chemical Intermediate division commenced production, operation and sales which will be reflected in 2004. Another facility for Chemical Intermediate division producing 7-ACA is under final construction and is expected to start operations during the third quarter of 2004.

Dragon would like to further clarify that, if the proposed merger is consummated, it is anticipated that Dragon, the surviving company, will continue to be a company listed on the Toronto Stock Exchange (Ticker: DDD) and quoted on Over-the-counter Bulletin Board. (Ticker: DRUG).

"The proposed merger will be an important milestone for the history of Dragon by transforming into a serious player in the global pharmaceutical industry with proven product lines, significant infrastructure, operations and sizable revenues from the prominent Chinese market and a competitive edge to be successful in the international market covering both developing and developed countries. Our current listing status in both U.S. and Canada stock markets would allow the combined company to access the North American capital market, where there is re-emerging investor interest in both biotech and chemical generic drug sectors as well as in companies with material access to the significant Chinese pharmaceutical market.", said, Dr. Alexander Wick, President and CEO of Dragon.

Dragon's and Oriental Wave's proposed merger is conditioned upon a number of conditions including entering into a definitive agreement which is currently being negotiated by the parties. Both companies intend to conclude the negotiation as soon as practical so as to start the regulatory process with the US Securities and Exchange Commission ("SEC") and Toronto Stock Exchange ("TSX"). A special shareholders' meeting to approve certain aspects of the proposed merger is expected to occur during the third quarter of 2004.

About  Oriental  Wave  Holding  Limited.
---------------------------------------
Oriental Wave Holding Limited is a privately held holding company of a pharmaceutical company in China, with two GMP production facilities for chemical drugs and chemical intermediates and one production facility for chemical intermediates under construction.

About Dragon  Pharmaceutical Inc.
---------------------------------
Dragon Pharmaceutical Inc. is an international biopharmaceutical company headquartered in Vancouver, Canada, with a GMP production facility in Nanjing, China. Dragon's EPO is currently approved to treat anemia due to renal failure and surgery in 5 countries: China, India, Brazil, Egypt and Peru. Additional regulatory submissions are in progress throughout Central and Eastern Europe, Asia, Latin America, the Middle East and Africa.

For further information, please contact Garry Wong (email: ir@dragonbiotech.com) at (604) 669-8817 or toll free 1-877-388-3784 or visit our web site at www.dragonbiotech.com

Forward Looking Statement:
Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995: All statements, other than historical facts, included in the foregoing press release are forward-looking statements. These forward looking statements include, but are not limited to, that Dragon and Oriental Wave will enter into a definitive agreement and consummate the merger. Forward-looking statements are not guarantees of future performance. They involve risk, uncertainties and assumptions including risks discussed under "Risks Associated With Dragon Pharmaceuticals" in the Company's annual report on Form 10-KSB, SEC File No.: 0- 27937 and other documents filed with the SEC. The Company does not undertake the obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

The foregoing may be deemed to be soliciting materials of Dragon in connection with its Letter of Intent to merge with Oriental Wave announced on March 24, 2004. This disclosure is being made in connection with Regulation of Takeovers and Security Holder Communications (Release Nos. 33-7760 and 34-42055) adopted by the Securities and Exchange Commission ("SEC") and Rule 14a-12 under the Securities Exchange Act of 1934, as amended. If a definitive agreement is entered into, Dragon shareholders and other investors are urged to read the proxy statement that Dragon will file with the SEC in connection with the proposed merger because it will contain important information about Dragon, Oriental Wave and related matters. Dragon and its directors and executive officers may be deemed to be participants in Dragon's solicitation of proxies from Dragon shareholders in connection with the proposed merger. Information regarding the participants and their security holdings can be found in each of Dragon's most recent proxy statement filed with and Form 10-KSB to be filed with the SEC, which are or will be available from the SEC and Dragon as described below, and the proxy statement when it is filed with the SEC. After it is filed with the SEC, the proxy statement will be available for free, both on the SEC web site (http://www.sec.gov) and from Dragon as follows:

Garry Wong
Dragon Pharmaceutical, Inc
1900 - 1055 West Hastings Street
Vancouver, British Columbia
V6E 2E9
604-669-8817

In addition to the proposed proxy statement, Dragon files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Dragon at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York and Chicago. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Dragon filings with the SEC are also available to the public from commercial document-retrieval services and on the SEC's web site at http://www.sec.gov.